UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
NEW CLEARWIRE CORPORATION
(to be renamed Clearwire Corporation)
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2408571
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4400 Carillon Point Kirkland, Washington (Address of Principal Executive Offices)	98033 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered

Class A Common Stock, $0.0001 par value	NASDAQ Stock Market
per share
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-153128
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby is the Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of New Clearwire Corporation, a Delaware corporation (the “Registrant”).
     The description of the Registrant’s Class A Common Stock as included in the section captioned “Description of New Clearwire Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-4 (File No. 333-153128), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2008, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: October 15, 2008

NEW CLEARWIRE CORPORATION
By:	/s/ Benjamin G. Wolff
	Name:	Benjamin G. Wolff
	Title:	Chief Executive Officer